UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14 of

the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[X] Preliminary Information Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[   ] Definitive Information Statement

[   ] Definitive Additional Materials

FLITWAYS TECHNOLOGY INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Information Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)Title of each class of securities to which transaction applies:

(2)Aggregate number of securities to which transaction applies:

(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)Proposed maximum aggregate value of transaction:

(5)Total fee paid:

[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)Amount Previously Paid:

(2)Form, Schedule or Registration Statement No.:

(3)Filing Party:

(4)Date Filed:

NOTICE OF ACTION TO BE TAKEN WITHOUT A MEETING

June __, 2018

Dear Shareholders:

The purpose of this letter and the enclosed Information Statement is to inform you that shareholders holding a majority of the voting power of the common stock of Flitways Technology Inc. (the “Company”) have executed a written consent in lieu of a meeting to approve amendments to our articles of incorporation to (a) increase the number of authorized shares of common stock we may issue from 1,200,000,000 shares to 4,200,000,000 shares in order to allow for the reservation of shares by our convertible note holders.

Our board of directors has authorized the amendments and shareholders holding a majority of the voting power of our common stock have executed a written consent approving the amendments. The consent we have received constitutes the only shareholder approval required under Nevada corporate law and our articles of incorporation and bylaws, as presently in effect. Pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended, the amendments will not become effective before July   , 2018, which is approximately 21 calendar days after June __, 2018, the date we expect that the Information Statement will be first mailed to our shareholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Because the written consent of holders of a majority of the voting power of our common stock approving the amendment satisfies all applicable shareholder voting requirements, we are not asking you for a Proxy; please do not send us one. We are furnishing this Information Statement to you solely to inform you of the approval of the amendment by the holders of the voting power of our common stock. No action is required by you.

The Information Statement is for information purposes only — Please read it carefully.

June __, 2018	By Order of the board of directors, /s/ Tobi Mac Aro Tobi Mac Aro President and Chief Executive Officer

FLITWAYS TECHNOLOGY INC.

600 Corporate Pointe, Suite 550 Culver City, CA 90230

INFORMATION STATEMENT

June __, 2018

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

General Information

This Information Statement is expected to be mailed on or about June __, 2018, to the shareholders of record of Flitways Technology Inc. (the “Company”), at the close of business on June 7, 2018 (the “Record Date”). This Information Statement is being sent to you for information purposes only. No action is requested or required on your part.

This Information Statement is being furnished to you to inform you that holders of shares representing a majority of the voting power of shares of our securities have adopted, by written consent, resolutions authorizing us to take the following action (the “Proposal”):

Increase in Authorized Shares. To approve and adopt amendments to the Company’s Articles of Incorporation to (a) increase the number of the authorized shares of the Company’s common stock from 1,200,000,000 to 4,200,000,000. A copy of the Certificate of Amendment is attached to the Information Statement as Appendix A.

We will bear the expenses relating to this Information Statement, including expenses in connection with preparing and mailing this Information Statement and all documents that now accompany or may in the future supplement it. We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Only one Information Statement is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the Information Statement to a shareholder at a shared address to which a single copy of the Information Statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of this Information Statement or by calling our principal executive offices at 855-710-0915. If multiple shareholders sharing an address have received one copy of this Information Statement and would prefer us to mail each shareholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this Information Statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

Forward Looking Statements

This Information Statement and other reports that we file with the SEC contain forward-looking statements about our business containing the words “believes,” “anticipates,” “expects” and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, shareholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, we have no duty to publicly release information that updates the forward-looking statements contained in this Information Statement.

DISSENTERS’ RIGHT OF APPRAISAL

Under Nevada law and our articles of incorporation and bylaws, no shareholder has any right to dissent to the Proposal, and no shareholder is entitled to appraisal of or payment for their shares of our stock.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, our authorized capitalization consisted of 1,200,000,000 shares of common stock (the “Common Stock”), of which 86,649,281 shares were issued and outstanding, and 1,000,000 shares of Series A Preferred Stock, of which 1,000,000 shares were issued and outstanding.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the shareholders.

Each share of Series A Preferred Stock entitles its holder to one thousand votes on each matter submitted to the shareholders.

CONSENTING SHAREHOLDERS

The approval of the Proposal requires the consent of the holders of a majority of the voting power of the Common Stock entitled to vote. Section 78.320 of the Nevada Revised Statutes generally provides that any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

In order to eliminate the costs and management time involved in soliciting and obtaining proxies to approve the Actions and in order to effectuate the Actions as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize, and did in fact obtain, the written consent of the holders of a majority of the voting power of the Company. Approval of the Proposal was obtained as of June 7, 2018 by written consent of the holders of shares representing a majority of the voting power.

No consideration was paid for the consent of any Consenting Shareholder.

INTERESTS OF CERTAIN PERSONS IN THE PROPOSAL

Except as otherwise described, no director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Proposal to which is not shared by all other holders of the Company’s Common Stock. See “Stockholdings of Certain Beneficial Owners, Directors and Management.”

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock summarizes the material terms and provisions of the indicated securities. For the complete terms of our Common Stock please refer to our articles of incorporation, and bylaws that we have filed with the SEC.

We are authorized to issue 1,200,000,000 shares of Common Stock, $0.001 par value per share, and 10,000,000 shares of Preferred Stock, of which 1,000,000 shares have been designated as Series A Preferred Stock.

Common Stock

Voting. Each holder of Common Stock shall have one vote in respect of each share of stock held of record on the books of the corporation for the election of directors and on all matters submitted to a vote of our shareholders.

Dividends. The holders of shares of Common Stock shall be entitled to receive, when and if declared by the board of directors, out of our assets which are by law available for dividends, dividends payable in cash, property or shares of capital stock.

Dissolution, Liquidation or Winding Up. In the event of any dissolution, liquidation or winding up of our affairs, holders of Common Stock shall be entitled, unless otherwise provided by law or our articles of incorporation, including any certificate of designations for a series of preferred stock, to receive all of our remaining assets of whatever kind available for distribution to shareholders ratably in proportion to the number of shares of Common Stock held by them respectively.

Other Rights and Restrictions. Holders of our Common Stock do not have preemptive rights, and they have no right to convert their Common Stock into any other securities. Our Common Stock is not subject to redemption by us. The rights, preferences and privileges of common shareholders are subject to the rights of the shareholders of any series of preferred stock that are issued and outstanding or that we may issue in the future.

Preferred Stock

Voting. Each holder of Series A Preferred Stock shall have one thousand votes in respect of each share of stock held of record on the books of the corporation for the election of directors and on all matters submitted to a vote of our shareholders.

Dividends. The Holder of Series A Preferred Stock will not be entitled to receive dividends of any kind, including but not limited to any dividends paid on Common Stock.

Dissolution, Liquidation or Winding Up. The Series A Preferred Stock shall not have any rights with respect to liquidation preference upon the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary.

APPROVAL OF INCREASE IN SHARES OF COMMON STOCK AUTHORIZED

Under our Articles of Incorporation as currently in effect, there are 1,200,000,000 shares of common stock and 10,000,000 shares of Preferred Stock authorized of which 1,000,000 have been designated as Series A Preferred Stock. As of June 7, 2018, 86,649,281 shares of common stock were issued and outstanding, and 1,000,000 shares of our Series A Preferred Stock was issued and outstanding. As of that date, there were approximately 1,113,350,719 shares of our common stock reserved for issuance upon the exercise of outstanding promissory notes.

Our Board of Directors and shareholders holding a majority of the Company’s voting power approved amendments to our Articles of Incorporation, to increase the shares of common stock that are authorized for issuance by 3,000,000,000 shares, bringing the total number of common shares authorized for issuance to 4,200,000,000.

The purpose of the proposed increase in the number of authorized shares of common stock is to make additional shares available for issuance by the Company as the Board of Directors deems appropriate or necessary. Based upon our currently available funds, we will have to obtain additional financing in order to fund our ongoing and future business and operations and meet our working capital needs. We currently anticipate that we will seek to raise additional capital through the sale of additional shares of common stock securities convertible into common stock or securities that would have priority over our Common Stock in the event of a liquidity event or contain such additional terms, such as dividend rights, that investors might require. Unless our Articles of Incorporation is amended to increase the number of shares of common stock we are authorized to sell, we will not have sufficient authorized shares of common stock available for these purposes. Furthermore, additional authorized common shares may be needed in the future in connection with possible acquisitions of other companies, businesses or assets, or in connection with establishing strategic partnerships or other business relationships, or for other corporate purposes. Also, we need additional authorized common shares to cover shares issuable upon the exercise or conversion of outstanding options and warrants and in connection with future issuance of such shares.

The Board of Directors does not intend to solicit further shareholder approval prior to the issuance of any authorized shares of common stock, except as may be required by applicable law. Holders of our common stock as such have no statutory preemptive or subscription rights with respect to future issuances of common stock.

The increase in the authorized number of shares of common stock will not have any immediate effect on the rights of existing shareholders. Any subsequent issuance of such shares could have the effect of delaying or preventing a change-in-control of the Company. Any issuance of additional shares of common stock also could have the effect of diluting any future earnings per share and book value per share of the outstanding shares of our common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. We have no present agreement or commitment, however, to issue any additional shares of common stock other than pursuant to the exercise of outstanding warrants and options.

STOCKHOLDINGS OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, as of June 7, 2018, the number and percentage of shares of Common Stock beneficially owned, directly or indirectly, by each of our directors, and executive officers, beneficial owners known by the Company of more than five percent of the outstanding shares of our Common Stock and by our directors and executive officers as a group. Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the Securities Exchange Act of 1934, as amended, and does not necessarily indicate ownership for any other purpose, and generally includes voting or investment power with respect to the shares and shares which such person has the right to acquire within 60 days of June 7, 2018.

Beneficial Owner (a)	Title of Class of Stock	Amount and Nature of Beneficial Ownership (b)	Percent of Class (c)
Tobi Mac Aro	Common Preferred Series A	39,600,000 1,000,000	50.9% 100%
All Current Directors and Executive Officers as a Group (1 Person)	39,600,000 common shares 1,000,000 Series A Preferred		50.9% 100%

(a)

The address for each Beneficial Owner is c/o Flitways Technology, Inc., 600 Corporate Pointe, Suite 550, Culver City, CA 90230

(b)

The person named in this table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws.

(c)

Based on 86,649,281 shares of common stock outstanding, and 1,000,000 shares of Series A Preferred Stock outstanding as of June 7, 2018.

PROPOSALS BY SECURITY HOLDERS

As of the date of this Information Statement, no proposals have been received by the Company.

ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, D.C. 20549 or may be accessed at www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330.

We will provide, upon request and without charge, to each shareholder receiving this Information Statement a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and a copy of our Quarterly Report on Form 10-Q for the three months ended September 30, 2017, including the financial statements, as filed with the SEC. You are encouraged to review the Annual Report, the Quarterly Report and any subsequent information we filed or will file with the SEC and other publicly available information.

June __, 2018	By Order of the board of directors, /s/ Tobi Mac Aro Tobi Mac Aro President and Chief Executive Officer

APPENDIX A

Amended Articles of Incorporation

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1. Name of corporation:

Flitways Technology Inc.

2. The articles have been amended as follows: (provide article numbers, if available):

Article III. Capital Stock. This corporation is authorized to have two classes of stock, designated “Common Stock” and “Preferred Stock.” The number of shares of Common Stock authorized to be issued is 4,200,000,000 with a par value of $.001 per share.

3. The vote by which the stockholders holding shares in the corporation entitled them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 96%.

4. Effective date and time of filing: (optional)

5. Signature: (required)

/s/ Tobi Mac Aro

Signature of Officer